Exhibit 99.1

PRESS RELEASE

OpenText Reports First Quarter Fiscal Year 2012 Financial Results

Waterloo, ON, October 26, 2011 - Open Text(TM) Corporation (NASDAQ:OTEX) (TSX: OTC), today announced financial results for its first quarter ended September 30, 2011. (1)

Total revenue for the first quarter of fiscal 2012 was $288.0 million, up 32.5% compared to $217.4 million for the same period in the prior fiscal year. License revenue for the first quarter of fiscal 2012 was $65.0 million, up 52.5% compared to $42.6 million for the same period in the prior fiscal year.

Adjusted net income for the first quarter of fiscal 2012 was $59.0 million or $1.01 per share on a diluted basis, up 18.0% compared to $50.0 million or $0.86 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $35.0 million or $0.60 per share on a diluted basis, compared to $21.7 million or $0.37 per share on a diluted basis for the same period in the prior fiscal year. (2)

The cash and cash equivalents balance as of September 30, 2011 was $119.3 million. Accounts receivable as of September 30, 2011 totaled $143.8 million, compared to $154.6 million as of June 30, 2011 and Days Sales Outstanding (DSO) was 45 days in the first quarter of fiscal 2012, compared to 43 days in the first quarter of fiscal 2011.

“With strong sales globally and particular strength in emerging markets, I am pleased with our performance in the first quarter,” said John Shackleton, President and Chief Executive Officer, Open Text. “As we address an even larger global market, we continue to win new business with the breadth of functionality in our integrated ECM Suite.”

Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

OpenText will host a conference call on October 26, 2011 at 5:00 p.m. ET to discuss its financial results.

Date:	Wednesday, October 26, 2011
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-644-3416 800-814-4860 (Toll Free)

Investors should dial in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning October 26, 2011 at 7:00 p.m. ET through 11:59 p.m. on November 9, 2011 and can be accessed by dialing 416-640-1917 and using passcode 4480255 followed by the number sign.

For more information or to listen to the call via web cast, please use the following link:

http://www.opentext.com/2/global/ex_event.html?evtype=events&id=701D0000000V0mAIAS.

About OpenText

OpenText (TM) is the world’s largest independent provider of Enterprise Content Management software. The company’s solutions manage information for all types of business, compliance and industry requirements in large companies, government agencies and professional service firms. OpenText supports approximately 46,000 customers in 114 countries and 12 languages. For more information about OpenText, visit www.opentext.com.

Certain statements in this press release, including statements about the financial conditions, and results of operations and earnings for Open Text Corporation (“OpenText” or “the Company”), may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on the Company’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the Company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. The Company’s assumptions, although considered reasonable by the Company at the date of this press release, may provide to be inaccurate and consequently the Company’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated there under; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company’s customers; and (ix) demand for the Company’s products.

For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Copyright © 2011 by Open Text Corporation. “OPENTEXT”, “OPENTEXT EVERYWHERE” and the “OPENTEXT ECM SUITE” are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Notes

(1)	Based on comparison of historical revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.
(2)	Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (expense), share-based compensation, and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangible assets, restructuring costs, share-based compensation, other income (expense) and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release.

The following charts provide (unaudited) reconciliations of US GAAP based financial measures to non-US GAAP based financial measures for the three months ended September 30, 2011, as referred to in this press release:

Non GAAP-based Adjusted Operating Margin and Adjusted Net income*:

In ‘000s of USD	Three months ended September 30, 2011	Percentage	OpenText Fiscal 2012 Target Model
Revenue:
License	$65,028	22.6%	25-30%

Customer Support	161,997	56.2%	52-57%

Service and Other	61,021	21.2%	18-23%

Total Revenue	288,046

Cost of revenues (excluding amortization of acquired technology-based intangible assets)	80,618

Gross profit (excluding amortization of acquired technology-based intangible assets)	207,428	72.0%	73-75%

Operating expenses:
Research & Development	43,458	15.1%	14-16%
Sales & Marketing	64,880	22.5%	21-23%
General & Administrative	25,761	8.9%	8-10%
Depreciation	5,258	1.8%	2%

	139,357
Gross profit less operating expenses	68,071
Add: Share -based compensation expense	4,844

Non GAAP-based Adjusted Operating Margin	72,915	25.3%	25-30%

Less: Interest expense	4,348

Sub-total	68,567
Less: tax @ 14%	9,599

Non GAAP-based Adjusted Net Income	$58,968

Non GAAP-based Adjusted Net Income per share	$1.01

Reconciliation of Non GAAP-based Adjusted Operating Margin to GAAP-based Net Income:

In ‘000s of USD	Three months ended September 30, 2011
Non GAAP-based Adjusted Operating Margin	$72,915
Less:
Amortization	33,831
Share-based compensation expense	4,844
Special charges	7,105
Other income, net	(9,274)
Interest expense, net	4,348
GAAP-based recovery for income taxes	(2,925)

GAAP-based net income for the period	$34,986

Reconciliation of Non GAAP based Adjusted Net income to GAAP-based Net Income:

In ‘000s of USD (except per share data)		Per share
Non GAAP-based Adjusted Net Income	$58,968	$1.01
Less:
Amortization	33,831	0.58
Share-based compensation expense	4,844	0.08
Special charges	7,105	0.12
Other income, net	(9,274)	(0.16)
GAAP-based recovery for income taxes	(2,925)	(0.05)
Tax provision on non GAAP-based adjusted net income (per above), @14%	(9,599)	(0.16)

GAAP-based net income for the period	$34,986	$0.60

*	Amounts may differ from those shown on the face of the financial statements due to non-material rounding adjustments.

The following tables present non GAAP-based measures and their (unaudited) reconciliation to GAAP, for the three months ended September 30, 2010:

Non GAAP-based Adjusted Operating Margin and Adjusted Net income*:

In ‘000s USD	Three months ended September 30, 2010	Percentage	Open Text Fiscal 2011 Target Model
Revenue:
License	$42,646	19.6%	25-30%
Customer Support	129,757	59.7%	52-57%
Service and Other	45,002	20.7%	18-23%

Total Revenue	217,405

Cost of revenues (excluding amortization of acquired technology-based intangible assets).	57,971

Gross profit (excluding amortization of acquired technology-based intangible assets).	159,434	73.3%	73-75%
Operating expenses:
Research & Development	30,963	14.3%	14-16%
Sales & Marketing	44,180	20.3%	21-23%
General & Administrative	19,810	9.1%	8-10%
Depreciation	4,875	2.3%	2%

	99,828
Gross profit less operating expenses	59,606
Add: Share -based compensation expense	2,600

Non GAAP-based Adjusted Operating Margin	62,206	28.6%	25-30%
Less: Interest expense	4,135

Sub-total	58,071
Less: tax @ 14%	8,130

Non GAAP-based Adjusted Net Income	$49,941

Non GAAP-based Adjusted Net Income per share	$0.86

Reconciliation of Non GAAP-based Adjusted Operating Margin to GAAP-based Net Income:

In ‘000s USD	Three months ended September 30, 2010
Non GAAP-based Adjusted Operating Margin	$62,206
Less:
Amortization	24,228
Share-based compensation expense	2,600
Special charges	3,195
Other income, net	(2,480)
Interest expense, net	4,135
GAAP-based provision for income taxes	8,857

GAAP-based net income for the period	$21,671

Reconciliation of Non GAAP based Adjusted Net income to GAAP-based Net Income:

In ‘000s USD (except per share data)		Per share
Non GAAP-based Adjusted Net Income	$49,941	$0.86
Less:
Amortization	24,228	0.42
Share-based compensation expense	2,600	0.04
Special charges	3,195	0.06
Other income, net	(2,480)	(0.04)
GAAP-based provision for income taxes	8,857	0.15
Tax on non GAAP-based adjusted net income (per above), @14%	(8,130)	(0.14)

GAAP-based net income for the period	$21,671	$0.37

*	Amounts may differ from those shown on the face of the financial statements due to non-material rounding adjustments.

(3)	The following table provides a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months ended September 30, 2011:

	Three months ended September 30, 2011
Currencies	% of Revenue	% of Expenses*
EURO	25%	18%
GBP	9%	11%
CHF	4%	2%
CAD	8%	23%
USD	43%	34%
Other	11%	12%

Total	100%	100%

*	Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges.

(4)	The following table provides details of our adjustment related to deferred maintenance revenue, on account of purchase price accounting, for the three months ended September 30, 2011 and for future quarters:

In ‘000s USD	Total
Q1 Fiscal Year 2012	$1,991
Q2 Fiscal Year 2012	1,662
Q3 Fiscal Year 2012	560
Q4 Fiscal Year 2012	283
Fiscal year 2013	244

Total Fiscal Year 2012	$4,740

Total Fiscal Year 2013 and beyond	$244

For more information, please contact:

Greg Secord

Vice President, Investor Relations

Open Text Corporation

519-888-7111 ext.2408

gsecord@opentext.com

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

	September 30, 2011	June 30, 2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$119,294	$284,140
Accounts receivable trade, net of allowance for doubtful accounts of $6,277 as of September 30, 2011 and $5,424 as of June 30, 2011	143,837	154,568
Income taxes recoverable	17,183	18,911
Prepaid expenses and other current assets	34,987	29,678
Deferred tax assets	29,405	27,861

Total current assets	344,706	515,158
Capital assets	84,590	77,825
Goodwill	1,038,571	832,481
Acquired intangible assets	414,281	344,995
Deferred tax assets	29,401	42,737
Other assets	19,408	19,359
Deferred charges	61,022	54,989
Long-term income taxes recoverable	41,161	44,819

Total assets	$2,033,140	$1,932,363

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$138,005	$126,249
Current portion of long-term debt	63,388	15,545
Deferred revenues	249,097	254,531
Income taxes payable	19,157	18,424
Deferred tax liabilities	1,991	624

Total current liabilities	471,638	415,373
Long-term liabilities:
Accrued liabilities	13,834	13,727
Deferred credits	6,538	6,878
Pension liability	18,171	18,478
Long-term debt	281,285	282,033
Deferred revenues	12,240	11,466
Long-term income taxes payable	103,310	101,434
Deferred tax liabilities	54,850	43,529

Total long-term liabilities	490,228	477,545
Shareholders’ equity:
Share capital 57,790,868 and 57,301,812 Common Shares issued and outstanding at September 30, 2011 and June 30, 2011, respectively; Authorized Common Shares: unlimited	622,337	614,279
Additional paid-in capital	79,454	74,301
Accumulated other comprehensive income	44,102	60,470
Retained earnings	351,880	316,894
Treasury stock, at cost (572,413 shares at September 30, 2011 and June 30, 2011, respectively)	(26,499)	(26,499)

Total shareholders’ equity	1,071,274	1,039,445

Total liabilities and shareholders’ equity	$2,033,140	$1,932,363

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. dollars, except per share data)

(Unaudited)

	Three months ended September 30,
	2011	2010
Revenues:
License	$65,028	$42,646
Customer support	161,997	129,757
Service and other	61,021	45,002

Total revenues	288,046	217,405

Cost of revenues:
License	3,998	3,502
Customer support	26,269	19,356
Service and other	50,351	35,113
Amortization of acquired technology-based intangible assets	20,790	15,427

Total cost of revenues	101,408	73,398

Gross profit	186,638	144,007

Operating expenses:
Research and development	43,458	30,963
Sales and marketing	64,880	44,180
General and administrative	25,761	19,810
Depreciation	5,258	4,875
Amortization of acquired customer-based intangible assets	13,041	8,801
Special charges	7,105	3,195

Total operating expenses	159,503	111,824

Income from operations	27,135	32,183

Other income, net	9,274	2,480
Interest expense, net	(4,348)	(4,135)

Income before income taxes	32,061	30,528
Provision for (recovery of) income taxes	(2,925)	8,857

Net income for the period	$34,986	$21,671

Net income per share—basic	$0.61	$0.38

Net income per share—diluted	$0.60	$0.37

Weighted average number of Common Shares outstanding—basic	57,412	56,883

Weighted average number of Common Shares outstanding—diluted	58,599	57,922

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three months ended September 30,
	2011	2010
Cash flows from operating activities:
Net income for the period	$34,986	$21,671
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	39,089	29,103
Share-based compensation expense	4,844	2,600
Excess tax benefits on share-based compensation expense	(332)	(432)
Pension expense	137	123
Amortization of debt issuance costs	330	333
Loss on sale and write down of capital assets	169	—
Deferred taxes	(14,849)	(181)
Impairment and other non cash charges	(1,355)	—
Changes in operating assets and liabilities:
Accounts receivable	21,654	27,878
Prepaid expenses and other current assets	5,842	(2,528)
Income taxes	17,696	32,862
Deferred charges and credits	(9,046)	(27,725)
Accounts payable and accrued liabilities	(21,407)	(25,991)
Deferred revenue	(32,998)	(7,234)
Other assets	588	(1,545)

Net cash provided by operating activities	45,348	48,934
Cash flows from investing activities:
Additions of capital assets-net	(7,902)	(6,943)
Purchase of Operitel Corporation, net of cash acquired	(6,260)	—
Purchase of Global 360 Holding Corp., net of cash acquired	(247,711)	—
Purchase consideration for prior period acquisitions	(274)	(1,406)
Investments in marketable securities	—	(668)

Net cash used in investing activities	(262,147)	(9,017)
Cash flow from financing activities:
Excess tax benefits on share-based compensation expense	332	432
Proceeds from issuance of Common Shares	7,837	3,246
Proceeds from long-term debt	48,500	—
Repayment of long-term debt	(916)	(878)

Net cash provided by financing activities	55,753	2,800
Foreign exchange gain (loss) on cash held in foreign currencies	(3,800)	15,783
Increase (decrease) in cash and cash equivalents during the period	(164,846)	58,500
Cash and cash equivalents at beginning of the period	284,140	326,192

Cash and cash equivalents at end of the period	$119,294	$384,692